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                                                                       EXHIBIT 3


FOR IMMEDIATE RELEASE:                     COMPANY CONTACT:
                                           Anthony Sebro, CFO
                                           301-596-0678


            NOVATEK INTERNATIONAL CORRECTS DR. PUCCIO'S INVOLVEMENT
                        IN SEPTEMBER 26th PRESS RELEASE

Columbia, Maryland, October 21, 1996; NOVATEK INTERNATIONAL, INC. (NASDAQ:NVTK) announces certain corrections and update to the press release issued on September 26, 1996. Dr. Jaime Puccio, Chairman of the Board of Directors of the Company, was not involved in the announcement, any negotiations, or any participation in the sale or purchase of certain shares of the Company's common stock owned by Pickeral Cove Trust, New England Diagnostics, Ltd. and/or Rudolphe Balboun. Mr. Puccio has confirmed meeting with Mr. Perez and Mr. Buchmuller, the reported general partners of the purchaser of these shares, in Argentina to discuss a business transaction on behalf of the Company unrelated to purchase or sale of shares.

A Company officer was made aware by Pickeral Cove Trust and New England Diagnostics of a stock sale transaction concerning them prior to the September, 1996 release. At this time, however, the Company has received no further word regarding the sale of shares from either Pickeral Cove Trust, New England Diagnostics, Ltd. or Rodolphe Balboun.

No shares of the Company were voted by any partnership of Mr. Perez or Mr. Buchmuller at the September 30, 1996 shareholders meeting.

FOR FURTHER INFORMATION CONTACT:
FMMG, INC.
561-487-2622
561-852-4561 FAX